                                                                   EXHIBIT 10.4




                    MUTUAL RELEASE AND SETTLEMENT AGREEMENT




                 This Mutual Release and Settlement Agreement (this "Settlement Agreement") is made and entered into this 30th day of May, 1996 by and among Plaintiff LFS Acquisition Corp., a Delaware corporation and successor in interest to LFS Acquisition Corp., a California corporation, and its parent, Kids Mart, Inc., a Florida corporation (individually, each a "Plaintiff" and collectively, "LFS"), Defendants Woolworth Corporation and Kinney Shoe Corporation, each a New York corporation (individually, each a "Defendant" and collectively, "Woolworth") and Jack Koffman. This Settlement Agreement is made and entered into with reference to the following facts and circumstances:

                 WHEREAS, LFS Acquisition Corp. and Woolworth are parties to a Purchase Agreement dated February 3, 1995, as may have been amended (the "Purchase Agreement"), under which LFS Acquisition Corp. agreed to purchase the business and assets of the Kids Mart/Little Folk Division from Kinney Shoe Corporation, and the stock of Holtzman's Little Folk Shop Inc. (collectively, "Kids Mart") from Woolworth Corporation, and Woolworth agreed to sell the same to LFS Acquisition Corp.; and

                 WHEREAS, on or about May 31, 1995, the closing contemplated by the Purchase Agreement occurred; and

                 WHEREAS, the initial purchase price (the "Purchase Price") for Kids Mart was approximately $18.4 million with a purchase price adjustment of $1.75 million, resulting in an adjusted purchase price of $16.67 million (of which 10% was held in escrow), of which adjusted purchase price the sum of $5,001,382 was paid by a Promissory Note from LFS Acquisition Corp. to Woolworth Corporation dated May 31, 1995 (the "Woolworth Note"); and





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                 WHEREAS, on or about May 31, 1995, LFS Acquisition Corp.
deposited $1.67 million of the purchase price for Kids Mart into an escrow account with Kaye, Scholer, Fierman, Hays & Handler, LLP the escrow agent (the "Escrow Agent") pursuant to the Escrow Agreement (the "Escrow Agreement") dated May 31, 1995 by and among LFS Acquisition Corp., Woolworth and the Escrow Agent (the "Escrow Agreement"); and

                 WHEREAS, LFS Acquisition Corp. and Woolworth Corporation entered into a Transitional Services Agreement dated May 31, 1995 (the "Service Agreement") under which Woolworth Corporation agreed to perform certain services for LFS Acquisition Corp., and during the course of which Woolworth Corporation asserts it has paid for state sales and payroll taxes and other amounts on behalf of LFS Acquisition Corp. in an amount in excess of $4.4 million (the "Advances"); which Advances remain unpaid; and on April 30, 1996 Woolworth Corporation gave notice of termination of the Service Agreement; and

                 WHEREAS, Woolworth asserts that LFS Acquisition Corp. owes Woolworth $4,297,649 in adjustments to the Purchase Price and has asserted that it may seek impartial resolution of the final purchase price adjustment pursuant to the Purchase Agreement; and

                 WHEREAS, in December 1995, LFS Acquisition Corp. and Jack Koffman ("Koffman") filed a complaint (the "Complaint") in California Superior Court for the County of Los Angeles entitled LFS Acquisition Corp., et al. v. Woolworth Corporation, et al., Case No. BC140222 (the "Action") asserting causes of action for fraud, negligent misrepresentation, and breach of contract; and

                 WHEREAS, Woolworth denied the material allegations of the Complaint and, on January 23, 1996, cross-complained against LFS Acquisition Corp., asserting causes of action for

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money paid on behalf of another, account stated, breach of contract, and unjust enrichment; and LFS Acquisition Corp. has denied those allegations; and

                 WHEREAS, on January 3, 1996, FH Sub Delaware, Inc., a wholly-owned subsidiary of Frost Hanna Acquisition Group, Inc., merged with and into LFS Acquisition Corp., with LFS Acquisition Corp. surviving and becoming a wholly-owned subsidiary of Frost Hanna Acquisition Group, Inc., which on January 3, 1996 changed its name to Little Folk Shops, Inc. and which, on January 23, 1996, changed its name to Kids Mart, Inc.; and

                 WHEREAS, the parties now desire to resolve these disputes without the burden and expense of protracted litigation; and

                 WHEREAS, in furtherance of such resolution, Woolworth Corporation and Kids Mart, Inc. are concurrently herewith entering into a Stock Acquisition Agreement of even date (the "Stock Agreement") pursuant to which it is contemplated that Kids Mart, Inc. will issue to Woolworth Corporation 1,000,000 shares of a newly-designated Series A Convertible Preferred Stock (the "Preferred Stock").

                 NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Settlement Agreement, the parties have agreed as follows:

                 1.       Woolworth Note.   At the closing of the transactions
contemplated by the Stock Agreement (the "Closing"), Woolworth Corporation shall deliver to LFS for cancellation the original Woolworth Note, with such delivery to be deemed the release by Woolworth of all amounts (including principal, interest, costs and fees) owed thereunder.

                 2.       Amounts In Escrow.   At the Closing, LFS Acquisition
Corp. and Woolworth shall execute and deliver the notice, in the form attached as Exhibit "A" hereto, to the





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Escrow Agent, directing the Escrow Agent forthwith to pay to LFS all funds held in the escrow account established by the Escrow Agreement, including principal and any earnings thereon.

                 3. Issuance of Preferred Stock. Within five (5) business days after the Closing, Kids Mart, Inc. in consideration of the transactions contemplated by this Settlement Agreement, including among other things, Woolworth's cancellation of the Woolworth Note and the satisfaction of the Advances shall issue to Woolworth Corporation, in accordance with the terms of the Stock Agreement, the Preferred Stock.

                 4.       Transitional Services Agreement.   The Service
Agreement between Woolworth Corporation and LFS Acquisition Corp. is and remains in full force and effect, and shall be, and hereby is, extended under the following terms and conditions:

                 Woolworth Corporation shall continue to provide MIS Services, Office Services, Retail Accounting Services, Store Audit Services, Store Repair Services, and Store Cash Management Services, as those terms are defined in the Service Agreement, for all periods through the period ended September 28, 1996. LFS Acquisition Corp. agrees to pay for these services at the respective following rates from June 1, 1996 until termination of such services:

                          a.       MIS Services: .91% of the actual sales by
                                  LFS during the month in which such MIS
                                  Services are provided (less $9,450 per
                                  month).

                          b.      Office Services: $15,300 per month.

                          c. Retail Accounting Services: $40,700 per month (as reduced from time to time due to reduction in use and scope of services).

                          d. Store Cash Management Services: $1,650 per month.





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                          e.      Store Repair Services: Cost of repairs and
                                  maintenance plus a 20% service charge.

                          f.      Store Audit Services: $475 per store.



                 As part of the MIS Services, Woolworth will also support the connection of LFS' AS/400 to the Woolworth system for the transfer of data files between Woolworth and LFS. Further, Woolworth shall continue to send data (POS Polling) to and receive data (POS Polling) from LFS stores until April 1, 1997. Data required for the stores would be prepared and transmitted to Woolworth from LFS and data received from the stores would be de-compressed and transmitted from Woolworth to LFS. LFS may, upon thirty (30) days' written notice to Woolworth, terminate the POS Polling and any charges for this service. Woolworth shall, in connection with all services to be rendered hereunder, timely provide LFS with normal month-end closing reports. For the Additional Services related to the MIS Services (as defined in the Service Agreement) described in this paragraph, and any additional such developmental services, LFS agrees to pay Woolworth Corporation the following additional fees:

                          a. As long as Woolworth Corporation continues to provide the other MIS Services described above (and to receive the .91% based fee therefor), $60 per hour for such Additional Services; and

                          b. At such time as Woolworth Corporation no longer provides the other MIS Services (and does not receive the .91% based fee therefor), $1.00 per store per polling or promotional file download and $3.00 per store per PLU (price look-up) download, including communication expense; $25.00 per incident for help desk calls;





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



                                  and, unless otherwise agreed, $60 per hour for any Additional Services related to the MIS Services.



                 Notwithstanding the contemplated termination of services after the period ended September 28, 1996 and after April 1, 1997, as the case may be, it is understood and agreed that, in accordance with Section 3.1 of the Service Agreement, such services shall continue to be provided thereafter on a month-to-month basis (for the described fees) unless and until either Woolworth Corporation or LFS Acquisition Corp. terminates any one or more of such services upon thirty (30) days' notice.

                 Notwithstanding anything in the Service Agreement to the contrary, LFS agrees and acknowledges that (i) the total liability of Woolworth Corporation (and its directors, officers, employees, agents and representatives) arising out of or in connection with any breach by Woolworth Corporation of, or any acts or omissions by Woolworth Corporation in performing its obligations under, the provisions of the Service Agreement and/or the provisions of this Paragraph 4, in each case from and after the date of this Settlement Agreement, shall not exceed, regardless of the form of action, whether in contract or in tort, including negligence, the aggregate fees actually paid to Woolworth Corporation pursuant to this Paragraph 4 for such period, except to the extent such claims arise from the willful misconduct or bad faith of Woolworth Corporation, and (ii) none of Woolworth Corporation or its directors, officers, employees, agents or representatives will be liable to LFS for incidental, special, exemplary or consequential damages, even if previously advised of the possibility thereof, including, but not limited to, lost business revenue, failure to realize expected savings or other commercial or





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economic loss of any kind, except to the extent such claims arise from the willful misconduct or bad faith of Woolworth Corporation.

                 Woolworth Corporation will use its reasonable best efforts to provide timely support in any translation of data in files for transmittal to LFS Acquisition Corp.

                 5. Financial Statements. Woolworth Corporation will use its reasonable best efforts to cause KPMG Peat Marwick LLP ("KPMG") to perform an audit (the "Stub Audit") of the balance sheet of Holtzman's Little Folk Shop, Inc. ("Holtzman's") as of May 31, 1995, and the related statements of operations, stockholders' equity and cash flows for the period January 29, 1995 through May 31, 1995. At the Closing (if KPMG has given reasonable written assurances to LFS that it will perform such work) LFS will pay KPMG (i) $22,500 for past due professional fees; and (ii) $100,000 (the "Preliminary Payment") for fees incurred or to be incurred by KPMG for conduct of the Stub Audit and preparation of the Draft Audit Materials and the Final Audit Materials, each as defined below. At the conclusion of the Stub Audit, Woolworth Corporation will use its reasonable best efforts (A) to deliver to Kids Mart, Inc. drafts of the following materials (the "Draft Financial Statements"): (i) draft audited financial statements for the "stub period" ended May 31, 1995 (the "Stub Financials") and (ii) draft adjustments, if any, suggested by the Stub Audit to the previously audited financial statements of Holtzman's for the two years ended January 28, 1995 (the "Historical Financials") and (B) to cause KPMG to deliver to Kids Mart Inc. a draft audit opinion and a draft auditor's consent with respect to (x) the draft Stub Financials and (y) the Historical Financials (as they may be adjusted) (such opinions and consents, the "Draft Audit Materials").





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





                 Each of Woolworth Corporation and Kids Mart, Inc. will use its respective reasonable best efforts to cause KPMG and Kids Mart, Inc's. auditors, Deloitte & Touche ("Deloitte"), as well as the respective managements of Woolworth Corporation and Kids Mart, Inc., to work together and cooperate in resolving any disagreements that may arise with respect to the Draft Financial Statements or the Draft Audit Materials. If all such disagreements are resolved, or if none exist, then (i) Woolworth Corporation will use its reasonable best efforts (A) to revise, if necessary, and finalize the Draft Financial Statements and deliver to Kids Mart, Inc. the following materials (the "Final Financial Statements"): (x) the Stub Financials and (y) the Historical Financials, if revised and (B) to cause KPMG to deliver to Kids Mart, Inc. an audit opinion and auditor's consent with respect to the Stub Financials and the Historical Financials (as they may be adjusted) for use in connection with periodic reporting requirements under the Securities Exchange Act of 1934, as amended (the "1934 Act") (such opinion and consent, the "Final Audit Materials"), and (ii) Kids Mart, Inc. (x) will use its reasonable best efforts to cause (A) Deloitte to deliver a "material events," successor auditor letter to KPMG substantially to the effect that nothing has come to Deloitte's attention in its audit work for the eight month period ended January 27, 1996 that would have a material effect on the financial statements of Holtzman's for any period prior to June 1, 1995 or that causes Deloitte to believe that any such financial statements are incomplete or misleading in any material respect and (B) the respective managements of Kids Mart, Inc. and LFS Acquisition Corp. to deliver similar letters that also correct or retract (if, and to the extent, applicable) their prior statements with respect to such financial statements in the 1934 Act filings of Kids Mart, Inc. and in the pleadings in the Action and
(y) will (A) deliver to KPMG, with respect to all audits conducted and audit opinions





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prepared by KPMG with respect to Holtzman's, including the Stub Audit and the
Final Audit Materials, a release of KPMG and its affiliated and related persons substantially similar in form to the release contained in Paragraph 7 of this Settlement Agreement and (B) use its reasonable best efforts to deliver to KPMG similar releases from the individuals identified in the last paragraph of said Paragraph 7. It is understood that the respective deliveries contemplated by clauses (i) and (ii) of this paragraph are conditioned upon each other and intended to occur simultaneously. If the Final Audit Materials are delivered, LFS also agrees to pay KPMG reasonable and customary fees not to exceed $10,000 for the performance of standard auditing procedures with respect to the delivery of the auditor's consent included therein.

                 If at any time subsequent to delivery of the Final Audit Materials, Kids Mart, Inc. requests KPMG to provide an additional consent with respect to the use of the Final Audit Materials in any filing by Kids Mart, Inc. under the Securities Act of 1933, as amended, it is understood that nothing in this Paragraph 5 shall obligate KPMG to deliver such consent, and KPMG may condition the delivery of such consent upon such lawful terms and conditions as it deems necessary or appropriate.

                 If KPMG fails to provide reasonable written assurance of its undertaking to perform the Stub Audit, or if any material disagreements with respect to the Draft Audit Materials occur such that the deliveries contemplated by the second preceding paragraph above are no longer feasible, or if the Final Audit Materials and all other deliveries contemplated above do not occur within three months of the Closing, then Woolworth Corporation agrees to engage an independent accounting firm reasonably acceptable to Kids Mart, Inc. (the "Independent Accountant") to perform an audit of the balance sheets of Holtzman's as of January 29, 1994,





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January 28, 1995 and May 31, 1995, and the related statements of operations, stockholders' equity and cash flows for the years ended January 29, 1994 and January 28, 1995 and the period of January 29, 1995 to May 31, 1995 (the "Second Audits"), for the purpose of inclusion in the amended Form 10-K of Kids Mart, Inc. for the year ended January 27, 1996 and with the understanding that the Independent Accountant's work papers shall reasonably be made available to LFS and Deloitte. Woolworth Corporation will also engage the Independent Accountant to make a separate statement at the end of its audit process if, in the view of the Independent Accountant, the Stub Financials and the Historical Financials included in the Draft Financial Statements were not accurate in all material respects or were otherwise materially misleading, in each case, as they relate to Holtzman on a stand alone basis, it being understood that specific expense categories for corporate allocations will be identified to LFS and the basis of presentation in the Draft Financial Statements and the Final Financial Statements with resepct to such allocations shall not be considered inaccurate or misleading by the Independent Accountant if they are consistent with the basis described in the Note 1(b) of the Historical Financials. If the Independent Accountant makes such a statement, it is agreed that LFS will reimburse Woolworth Corporation for 25% of all fees and costs of the Independent Accountant in connection with the Second Audits, up to a maximum reimbursement by LFS (exclusive of the Preliminary Payment) of $100,000. If the Accountant does not make such a statement, it is agreed that LFS will reimburse Woolworth Corporation for 75% of all fees and costs of the Accountant in connection with the Second Audits, up to a maximum reimbursement by LFS (inclusive of the Preliminary Payment) of $300,000.





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                 In addition, if at any subsequent time Kids Mart, Inc.
requests the Independent Accountant to provide consents with respect to any of the financial statements included in the Second Audits for use in any other federal and/or state reporting or financial filings by Kids Mart, Inc., Woolworth Corporation will use its reasonable best efforts to cause the Independent Accountant to so provide such consents, provided that LFS agrees to reimburse Woolworth Corporation and/or the Independent Accountant, as the case may be, for all customary and reasonable fees incurred in connection with the performance of standard auditing procedures with respect to delivery of such consents.

                 Each of Woolworth and LFS agrees to cooperate reasonably with each other and their respective accountants in order to facilitate the performance and timely conduct of all audits and other actions contemplated by this Paragraph 5.

                 6.       Dismissal of Action.   At the Closing, counsel for
LFS, Koffman, and Woolworth shall execute a stipulation of dismissal with prejudice of the Action, including the Complaint and Woolworth's cross-claim, in the form annexed as Exhibit "B" hereto, the filing of which the parties hereto shall forthwith jointly cause to be completed.

                 7. Kids Mart, Inc., LFS Acquisition Corp. and Jack Koffman's Release of Woolworth Corporation and Kinney Shoe Corporation. Effective at the time of the Closing, each of Kids Mart, Inc. and LFS Acquisition Corp., on behalf of itself, its subsidiaries and any person or entity claiming through (derivatively or otherwise) or otherwise asserting or obtaining rights through, from or on behalf of it, and Koffman, on behalf of himself and any person or entity claiming through or otherwise asserting or obtaining rights through, from or on behalf of him (collectively, the "LFS Releasing Parties"), hereby permanently and irrevocably discharges





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each of Woolworth Corporation, Kinney Shoe Corporation, the respective subsidiaries, affiliates, successors, predecessors and assigns of Woolworth Corporation and Kinney Shoe Corporation, and the respective present and former shareholders, officers, directors, general and limited partners, employees, agents, representatives, attorneys, and parents of Woolworth Corporation, Kinney Shoe Corporation and such other persons and entities, from, and settles and compromises, all liabilities, debts, liens, claims, suits, actions, causes of action, or rights to relief, whether anticipated or unanticipated, known or unknown, of every kind, nature and description relating directly or indirectly in any way to the subject matter of the Purchase Agreement or the Action, whether arising out of any federal law (including, without limitation, the federal securities laws), state or local law or other law, whether asserted as complaints, demands, cross-claims, third-party claims or otherwise, including but not limited to those that any LFS Releasing Party now has or may ever have arising out of:



                          a. LFS Acquisition Corp.'s acquisition of Kids Mart from Woolworth under the Purchase Agreement and said Purchase Agreement;

                          b. Any transaction taking place before the date of this Settlement Agreement and any and all claims relating thereto;

                          c. The Woolworth Note and any other note obligations between either or both Plaintiffs, on the one hand, and either or both Defendants, on the other hand, entered, made, or outstanding before the date of this Settlement Agreement; and

                          d. Services performed before the date of this Settlement Agreement by Woolworth Corporation under the Service Agreement.





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                 LFS Acquisition Corp. agrees that no later than five (5)
business days following the Closing, it shall deliver to Woolworth Corporation releases from Richard B. Frost, Mark J. Hanna, Donald H. Baxter, Marshall E. Rosenberg and Bernard E. Tessler, in their respective individual capacities, providing for the permanent and irrevocable discharge to Woolworth Corporation, Kinney Shoe Corporation, and the other releases identified in the immediately preceding paragraph of this Paragraph 7 to the extent set forth therein.

                 In addition, and without in any way limiting the nature, effect, extent and scope of the releases contained in this Paragraph 7, nothing contained in this Paragraph 7 shall be deemed to affect the right of any LFS Releasing Party to join or implead any of the released parties, for the purpose of seeking appropriate apportionment of liability or contribution in accordance with applicable law, as parties to any litigation or proceeding that may be commenced by any party that is not, and is not controlled by or acting in concert with, any LFS Releasing Party against any of the LFS Releasing Parties relating directly or indirectly to the subject matter of the Purchase Agreement or the Action or any other matter the subject of the release contained in this Paragraph 7.

                 8. Surviving Woolworth Obligations. Notwithstanding the releases provided for in Paragraph 7 of this Settlement Agreement, it is understood and agreed that the obligations and agreements of Woolworth contained in Sections 8.4, 8.7, 8.8, 8.10, 8.13, 8.16, 8.18, 9.3(e), 9.3(f),
9.3(g), 9.4, 10.1(a)(i) (but only with respect to a misrepresentation in a Woolworth Continuing Representation (as hereinafter defined)), 10.1(a)(ii) through (xii) (other than a condition constituting a failure to comply with, or a violation of, any anti-fraud provision of any federal or state securities law), 10.2, 10.3 and Article XII of the Purchase Agreement shall





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survive and continue in full force and effect in accordance with their terms.
For purposes hereof, the term "Woolworth Continuing Representations" shall mean the representations and warranties of Woolworth made in Sections 6.1, 6.2, 6.3,
6.4 (other than clause (a)(iii) thereof), 6.5, 6.6, 6.8, 6.9, 6.10, 6.11, 6.12,
6.13, 6.14, 6.15, 6.17, 6.18, 6.19, 6.20, 6.21 (other than a condition constituting a failure to comply with, or a violation of, any anti-fraud provision of any federal or state securities law), 6.22, 6.23, 6.24, 6.25, 6.26, 6.27, 6.28, 6.29 and 6.31 of the Purchase Agreement. Notwithstanding the immediately preceding two sentences, it is understood and agreed that the releases in Paragraph 7 with respect to the Action are intended to be absolute, and nothing in this Paragraph 8 is intended to or shall form or preserve the basis of a claim, right or cause of action by or on behalf of either Plaintiff under the Purchase Agreement that (i) was asserted in the Action or that reasonably could have been asserted in the Action or (ii) is known to either Plaintiff as of the date of this Settlement Agreement.

                 9.       Woolworth's Release of LFS, Holtzman's Little Folk
Shop, Inc. and Koffman.   Effective at the time of Closing, each of Woolworth
Corporation and Kinney Shoe Corporation, on behalf of itself, its subsidiaries and any person or entity claiming through (derivatively or otherwise) or otherwise asserting or obtaining rights through, from or on behalf of it (collectively the "Woolworth Releasing Parties"), hereby permanently and irrevocably discharges each of Kids Mart, Inc., LFS Acquisition Corp., Holtzman's Little Folk Shop, Inc., Koffman, the respective subsidiaries, affiliates, successors, predecessors, and assigns of Kids Mart, Inc., LFS Acquisition Corp., Holtzman's Little Folk Shop, Inc. and Koffman, and the respective present and former shareholders, officers, directors, general and limited partners, employees, agents, representatives, attorneys, and parents of Kids Mart, Inc., LFS Acquisition




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Corp., Holtzman's Little Folk Shop, Inc. and Koffman and such other persons and entities from all liabilities, debts, liens, claims, suits, actions, causes of action, or rights to relief, whether anticipated or unanticipated, known or unknown, of every kind, nature and description relating directly or indirectly to the subject matter of the Purchase Agreement or the Action, whether arising out of any federal law (including, without limitation, the federal securities laws), state or local law or other laws, whether asserted as complaints, demands, cross-claims, third-party claims or otherwise, including but not limited to those that any Woolworth Releasing Party now has or may ever have arising out of:

                          a. LFS Acquisition Corp.'s acquisition of Kids Mart from Woolworth under the Purchase Agreement and said Purchase Agreement;

                          b. Any transaction taking place before the date of this Settlement Agreement (including the Advances) and any and all claims relating thereto;

                          c. The Woolworth Note and any other note obligations between either or both Plaintiffs on the one hand and either or both Defendants on the other hand, entered, made, or outstanding before the date of this Settlement Agreement; and

                          d. Services performed before the date of this Settlement Agreement by Woolworth Corporation under the Service Agreement.

                 In addition, and without in any way limiting the nature, effect, extent and scope of the releases contained in this Paragraph 9, nothing contained in this Paragraph 9 shall be deemed to affect the right of any Woolworth Releasing Party to join or implead any of the released





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





parties, for the purpose of seeking appropriate apportionment of liability or contribution in accordance with applicable law, as parties to any litigation or proceeding that may be commenced by any party that is not, and is not controlled by or acting in concert with, any Woolworth Releasing Party against any of the Woolworth Releasing Parties relating directly or indirectly to the subject matter of the Purchase Agreement or the Action or any other matter the subject of the release contained in this Paragraph 9.

                 10.      Surviving LFS  Obligations.   Notwithstanding the
releases provided for in Paragraph 9 of this Settlement Agreement, it is understood and agreed that the obligations and agreements of LFS Acquisition Corp. contained in Sections 8.4, 8.7, 8.8, 8.10, 8.13, 8.16, 8.18, 8.20 (added by amendment), 9.2, 9.3, 9.4, 10.1(b), 10.1(c), 10.2, 10.3 and Article XII of
the Purchase Agreement shall survive and continue in full force and effect in accordance with their terms. Notwithstanding the immediately preceding sentence, it is understood and agreed that the releases in Paragraph 9 with respect to the Defendants' cross-claims in the Action are intended to be absolute, and nothing in this Paragraph 10 is intended to or shall form or preserve the basis of a claim, right or cause of action by or on behalf of either Defendant under the Purchase Agreement that (i) was asserted as a cross-claim in the Action or that reasonably could have been asserted as a cross-claim in the Action or (ii) is known to either Defendant as of the date of this Settlement Agreement. Notwithstanding the foregoing, and notwithstanding the releases provided for in Paragraph 9 of this Settlement Agreement, it is understood and agreed by LFS that Woolworth Corporation retains the right to receive payment, and LFS hereby agrees to pay, (x) on account of the invoices attached hereto as Exhibit "C" aggregating $306,104.45 and (y) for





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





any services provided under the Service Agreement with respect to periods after April 30, 1996 and not heretofore paid by LFS.

                 11. Representations and Warranties of LFS. LFS represents and warrants that (i) LFS Acquisition Corp. is not aware of any currently existing default (other than certain immaterial reporting requirements) under its loan and security agreement, dated May 31, 1995, with Foothill Capital Corporation, (ii) LFS is not aware of any material liability to Woolworth Corporation or any of its subsidiaries which has not been disclosed in writing to Woolworth Corporation prior to the Closing, (iii) LFS has no present intention to file, or permit any subsidiary to file, a petition for relief under title 11 of the United States Code, (iv) after giving effect to the transactions contemplated hereby and the results thereof, and as at the effective date of this Settlement Agreement, each of Kids Mart, Inc. and LFS Acquisition Corp. (x) has assets in excess of its liabilities, at a fair valuation, (y) will be able to pay its debts as they mature and (z) will have capital sufficient with which to conduct its business and (v) each of LFS Acquisition Corp. and Kids Mart, Inc. has determined, in the exercise of its business judgment, that its execution and performance of this Settlement Agreement are in the best interests of itself, its shareholders, and its creditors.

                 12.      Section 1542 Waiver.   Each of the parties
acknowledges and warrants that its signing representatives have read and understand the provisions of California Civil Code Section 1542, which states as follows:

                          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF

                          EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

Each of these parties expressly, voluntarily, and knowingly waives any and all rights it may have under Civil Code Section 1542 and under any other statutes or common law principles of similar effect.

                 13.      Non-Admission of Liability.   Each of the parties has
denied and continues to deny all claims, allegations, and contentions of liability alleged by the other parties. Nothing in this Settlement Agreement and nothing about the fact that the Action was settled shall be construed as an admission by any of the parties of any fault, wrongdoing, or liability whatsoever.

                 14.      Subsequent Litigation; Indemnity.

                          a. Each of LFS Acquisition Corp. and Kids Mart, Inc., jointly and severally, hereby agrees to indemnify and hold harmless Woolworth Corporation, its subsidiaries and affiliates, and any present or former shareholder, director, officer, agent, employee or attorney of Woolworth Corporation or any of its subsidiaries or affiliates (any of the foregoing, an "Indemnified Person"), to the full extent lawful, from and against any losses, expenses (including reasonable attorney's fees), claims or proceedings, including shareholder actions (hereinafter collectively referred to as "losses") related to or arising out of the negotiation, execution and/or implementation of the Settlement Agreement.

                          b. Kids Mart, Inc. or LFS Acquisition Corp. shall be entitled to assume the defense of any action for which indemnification is sought under paragraph a. above with counsel of its choice at its expense (in which case it shall not thereafter be responsible for the fees and expenses of any separate counsel retained by an Indemnified Person except as set forth below), provided, however, that such counsel shall be reasonably satisfactory to Woolworth Corporation. Notwithstanding an election by Kids Mart, Inc. or LFS Acquisition Corp. to assume the defense of such action, each Indemnified Person shall have the right to employ separate counsel and to participate in the defense of such action at its own cost.

                 15. Costs and Attorneys' Fees. Each of the parties agrees to bear its own attorneys' fees and costs incurred in connection with the Action and this Settlement Agreement, through and including the date of the Closing.

                 16. Tax Assistance. LFS agrees, without cost or further obligation, to identify to Woolworth tax positions that LFS believes may be beneficial or advantageous for Woolworth to utilize or apply in connection with Woolworth's prior operation of Kids Mart, Inc. stores and the Purchase Agreement.

                 17. Applicable Law. The parties intend and agree that this Settlement Agreement shall be subject to, governed by, and enforced and construed pursuant to the internal law of the State of California (without regard to principles of conflicts of laws).

                 18. Independent Counsel. Each of the parties represents and warrants that, in connection with the negotiation and execution of this Settlement Agreement, it has been represented by independent counsel and financial advisors of its own choosing, that it has not relied upon the advice or counsel of any other party's independent counsel or financial advisor in the negotiation or drafting of this Settlement Agreement, that it has executed this Settlement Agreement after receiving the advice of such independent counsel and financial advisors, that its representative has read and understands the provisions and terms of this Settlement Agreement, and that it has had an adequate opportunity to conduct an independent investigation of all facts and circumstances with respect to all matters that are the subject of this Settlement Agreement. Woolworth acknowledges that it received and reviewed the Form 10-K of Kids Mart, Inc. for the period ended January 27, 1996, filed with the Securities and Exchange Commission.

                 19. Non-Assignment of Claims. Each of the parties warrants and represents that it has not assigned or transferred or purported to assign or transfer, voluntarily, involuntarily, or by operation of law, any claim, cause of action, or matter released pursuant to this Settlement Agreement, or any part or portion thereof, to any person or entity not a party to this Settlement Agreement. Each of the parties agrees to indemnify all other parties and hold them harmless from any claims, demands, damages, debts, liabilities, accounts, obligations, costs, expenses, liens, actions, or causes of action (including the payment of attorneys' fees and costs actually incurred, whether or not litigation is commenced) based upon, in connection with, or arising out of any such assignment or transfer or purported assignment or transfer of such a claim, cause of action, or matter released pursuant to this Settlement Agreement.

                 20. All Terms In Writing. Each of the parties acknowledges that this Settlement Agreement together with the Stock Agreement (including the respective exhibits thereto and documents and instruments to be delivered pursuant thereto) contains all of the terms and conditions agreed upon by the parties concerning the settlement of the Action, and that this Settlement Agreement together with the Stock Agreement supersedes all prior negotiations, proposed agreements, and agreements concerning this settlement and release. Each of the parties acknowledges that no party or representative, agent, or attorney for a party has made any representation or warranty to influence the execution of this Settlement Agreement that is not expressly contained in this Settlement Agreement or the Stock Agreement. Each of the parties acknowledges that it has not executed this Settlement Agreement in reliance upon any representation or warranty not contained in this Settlement Agreement or the Stock Agreement. This Settlement Agreement shall not be modified or changed except by a written instrument signed by Kids Mart, Inc. and Woolworth Corporation.

                 21. Successors. This Settlement Agreement is binding upon and shall inure to the benefit of the parties and their respective successors, assigns, heirs, trustees, and personal representatives.

                 22. Execution in Counterparts. This Settlement Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

                 23. Joint Drafting. The parties have jointly drafted this Settlement Agreement and this Settlement Agreement shall not be interpreted against or in favor of any of the parties on the ground that any of the parties participated in the drafting of the Settlement Agreement.

                 24. Authority to Execute. Each of the parties represents and warrants that the person executing the Settlement Agreement on its behalf is a representative duly authorized to bind it and empowered to enter into the Settlement Agreement on its behalf.

                 25. Notice. All notices, requests, demands, consents, and other communications required or permitted to be given or made hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or telecopier, or if mailed, certified or registered first class mail, postage prepaid, return receipt requested, to:

                          a. as to LFS and Koffman, to Kids Mart, Inc., 801 S. Sentous Avenue, City of Industry, California 91748, Attn: Bernard Tessler, CEO, Fax No. 818-854-3832, with copy to Kaye, Scholer, Fierman, Hays & Handler, LLP, 425 Park Avenue, New York, New York 10022, Attn:
                                  Mitchel H. Perkiel, Esq., Fax No.
                                  212-836-7157; and

                          b. as to Woolworth, to Woolworth Corporation, 233 Broadway, New York, New York 10279,
                                  Attn: General Counsel, Fax No. 212-553-2152; with copy to Skadden, Arps, Slate, Meagher & Flom, 919 Third Ave., New York, New York 10022, Attn: Peter J. Neckles, Esq., Fax No. 212-735-2000.

THE UNDERSIGNED ACKNOWLEDGE THAT THEY HAVE READ THIS SETTLEMENT AGREEMENT IN ITS ENTIRETY AND FULLY UNDERSTAND ITS TERMS.

                 The undersigned LFS Acquisition Corp. agrees to the terms of this Settlement Agreement in LFS Acquisition Corp., et al. v. Woolworth Corporation, et al., California Superior Court for the County of Los Angeles, Case Number BC140222.



                                             LFS ACQUISITION CORP.

Dated:                                       By:
         --------                               -------------------------------

                                             Name:
                                                  -----------------------------

                                             Signature:
                                                       ------------------------

                                             Title:
                                                   ----------------------------




                 The undersigned Kids Mart, Inc. agrees to the terms of this Settlement Agreement in LFS Acquisition Corp., et al. v. Woolworth Corporation, et al., California Superior Court for the County of Los Angeles, Case Number BC140222.

                                             KIDS MART, INC.

Dated:                                       By:
         --------                               -------------------------------

                                             Name:
                                                  -----------------------------

                                             Signature:
                                                       ------------------------

                                             Title:
                                                   ----------------------------

                 The undersigned Jack Koffman agrees to the terms of this Settlement Agreement in LFS Acquisition Corp., et al. v. Woolworth Corporation, et al., California Superior Court for the County of Los Angeles, Case Number BC140222.



                                             JACK KOFFMAN

Dated:                                       By:
         --------                               -------------------------------

                                             Name:
                                                  -----------------------------

                                             Signature:
                                                       ------------------------

                                             Title:
                                                   ----------------------------




                 The undersigned Woolworth Corporation agrees to the terms of this Settlement Agreement in LFS Acquisition Corp., et al. v. Woolworth Corporation, et al., California Superior Court for the County of Los Angeles, Case Number BC140222.

                                             WOOLWORTH CORPORATION


Dated:                                       By:
         --------                               -------------------------------

                                             Name:
                                                  -----------------------------

                                             Signature:
                                                       ------------------------

                                             Title:
                                                   ----------------------------

                 The undersigned Kinney Shoe Corporation agrees to the terms of this Settlement Agreement in LFS Acquisition Corp., et al. v. Woolworth Corporation, et al., California Superior Court for the County of Los Angeles, Case Number BC140222.



                                             KINNEY SHOE CORPORATION



Dated:                                       By:
         --------                               -------------------------------

                                             Name:
                                                  -----------------------------

                                             Signature:
                                                       ------------------------

                                             Title:
                                                   ----------------------------

                                                                      Exhibit A



                             NOTICE TO ESCROW AGENT



Kaye, Scholer, Fierman, Hays & Handler,
as Escrow Agent ("Escrow Agent") under
the Escrow Agreement dated May 31, 1995,
by and among LFS Acquisition Corp.,
Kinney Shoe corporation, Woolworth
Corporation and the Escrow Agent (the
"Escrow Agreement")
425 Park Avenue
New York, New York  10022
Attn:    Alan Capilupi, Controller
         Roger Berg, Esq.


Dear Sirs:

                 You are hereby instructed and directed to pay, by wire transfer, the Escrow Fund (as defined in the Escrow Agreement) to the following:

                              Payee:  Foothill Capital Corporation
                              Bank Name:  Chemical Bank
                              ABA#:  021000128
                              Account Name: Little Folk Shop or Kids Mart
                              Account Number:  323-266193

                                             Very truly yours,

                                             LFS ACQUISITION CORP.

                                             By:
                                                _______________________________

                                             KINNEY SHOE CORPORATION

                                             By:
                                                _______________________________


                                             WOOLWORTH CORPORATION

                                             By:
                                                _______________________________